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As filed with the Securities and Exchange Commission on December 22, 1999
                                                      REGISTRATION NO. 333-86569
================================================================================

                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549
               --------------------------------------------------

                         POST-EFFECTIVE AMENDMENT NO. 1
                             TO FORM S-4 ON FORM S-8

             REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933
               --------------------------------------------------

                          CITIZENS BANKING CORPORATION
               (exact name of issuer as specified in its articles)

                       MICHIGAN                     38-2378932
           (State or other jurisdiction             (I.R.S. Employer
               of Incorporation)                    Identification No.)

           328 S. Saginaw Street, Flint, Michigan 48502 (810) 766-7500
       (Address, including zip code, and telephone number, including area code, of registrant's principal executive offices)

            F&M BANCORPORATION, INC. 1993 INCENTIVE STOCK OPTION PLAN

                 F&M BANCORPORATION, INC. 1993 STOCK OPTION PLAN
                           FOR NON-EMPLOYEE DIRECTORS
                           (Full Titles of the Plans)

                            Thomas W. Gallagher, Esq.
                          Citizens Banking Corporation
                  328 S. Saginaw Street, Flint, Michigan 48502
                                 (810) 766-7500
                (Name, address, including zip code, and telephone
                number, including area code, of Agent for service
                                   of process)

                                    Copy to:
                                Gerald T. Lievois
                               Dykema Gossett PLLC
                       1577 N. Woodward Avenue, Suite 300
                        Bloomfield Hills, Michigan 48304

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                                EXPLANATORY NOTE

         This Post-Effective Amendment No. 1 on Form S-8 amends the Registration Statement No. 333-86569 which was previously filed on Form S-4 in connection with the merger of Citizens Acquisition, Inc., a Wisconsin corporation and wholly-owned subsidiary of Citizens Banking Corporation, a Michigan corporation, with and into F&M Bancorporation, Inc., a Wisconsin corporation. The original Registration Statement on Form S-4, as amended by this Post-Effective Amendment No. 1, is referred to as the "Registration Statement." In connection with the filing of the original Registration Statement, 21,133,306 shares of the common stock of Citizens were registered with the SEC and the applicable fee was paid. The number of shares so registered pursuant to the original Registration Statement were those shares which are expected to be distributed to the holders of the common stock of F&M and those shares which are necessary to be distributed, or reserved for issuance, to F&M employees and directors in connection with certain employee benefit plans of F&M in effect at the time of the merger, as listed on the cover of this Post-Effective Amendment No. 1. Pursuant to the terms of the merger, all outstanding F&M employee and director stock options exercisable for F&M common stock under the stock plans of F&M are to be converted into stock options exercisable for Citizens common stock after the effective time of the merger based on a formula which was described in the original Registration Statement and will be described in the offering materials sent to holders of F&M stock options.


                                     PART II

                   INFORMATION NOT REQUIRED IN THE PROSPECTUS

Item 3.  Incorporation of Certain Documents by Reference.

         The following documents previously filed by Citizens Banking Corporation (the "Registrant") with the Securities and Exchange Commission pursuant to the Securities Exchange Act of 1934 (the "Exchange Act") are incorporated by reference in this Registration Statement:

         (a) The Registrant's latest Annual Report filed on Form 10-K for the year ended December 31, 1998;

         (b) Quarterly reports filed on Form 10-Q for the quarters ended March 31, 1999, June 30, 1999 and September 30, 1999;

         (c) Current reports on Form 8-K dated April 18, August 31, and November 1, 1999;

         (d) Current report on Form 8-K/A dated April 18, 1999;


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         (e) The description of the Registrant's common stock contained in the
             Registrant's Registration Statement on Form 8-A filed on June 30, 1982; and

         (f) The description of the Preferred Stock Purchase Rights contained in the Registration Statement on Form 8-A dated July 20, 1990.

         The following documents previously filed by F&M Bancorporation, Inc. with the Securities and Exchange Commission pursuant to the Exchange Act are incorporated by reference in this Registration Statement:

         (a) F&M's latest Annual Report filed on Form 10-K for the year ended December 31, 1998;

         (b) Quarterly reports filed on Form 10-Q for the quarters ended March 31, 1999 and June 30, 1999;

         (c) Current report on Form 8-K dated April 18, 1999; and

         (d) The description of F&M's common stock contained in the Registration Statement filed under Section 12 of the Exchange Act, and any amendment or report filed for the purpose of updating such description.

         All documents subsequently filed by the Registrant pursuant to Sections 13, 14 and 15(d) of the Exchange Act, prior to the filing of a post-effective amendment to this Registration Statement which indicates that all of the shares of common stock offered have been sold or which deregisters all such shares then remaining unsold, shall be deemed to be incorporated by reference in this Registration Statement and to be a part hereof from the date of filing of such documents. Any statement contained in a document incorporated or deemed incorporated by reference herein shall be deemed to be modified or superseded for purposes of this Registration Statement to the extent that a statement contained herein or in any other subsequently filed document which also is or is deemed to be incorporated by reference herein modifies or supersedes such statement. Any such statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Registration Statement.

Item 4.  Description of Securities.

         Not applicable.

Item 5.  Interests of Named Experts and Counsel.

         The validity of the securities offered has been passed upon for the Registrant by Dykema Gossett PLLC.


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Item 6.  Indemnification of Directors and Officers.

         Sections 561 through 571 of the Michigan Business Corporation Act (the "MBCA") set forth the conditions and limitations governing the indemnification of officers, directors and other persons by Michigan corporations.

         The bylaws of Citizens require Citizens to indemnify directors and officers to the extent permitted by Michigan law.

         Citizens has entered into an agreement with each of its directors under which Citizens agrees to indemnify the director against certain liabilities and expenses incurred by the director by reason of serving as a director of Citizens or in certain other capacities at the request of Citizens. In general, under the agreements, Citizens agrees to indemnify the director to the extent permitted by Michigan law subject to the following: (a) Citizens agrees to reimburse the director for expenses incurred prior to the final disposition of the matter or proceeding, subject to certain limitations; (b) the director may file a suit against Citizens if Citizens refuses to indemnify the director, and the court is authorized to determine whether the director is entitled to be indemnified whether or not a determination in such respect has or has not been made by the Board of Directors, independent legal counsel, or the stockholders of Citizens; and (c) in the event of a "Change in Control of Citizens" as defined in the agreements, the director may require Citizens to establish a trust for the director and at his or her request fund the trust in an amount sufficient to satisfy any expenses that may properly be subject to indemnification under the agreement anticipated at the time of the request.

         The MBCA permits a corporation to purchase and maintain insurance on behalf of any person who is or was a director, officer, employee, or agent of the corporation against liabilities arising out of such person's positions with the corporation, whether or not the corporation would have the power to indemnify such person against liability under Michigan law.

         Citizens carries a directors and officers liability insurance policy which insures directors and officers of Citizens against certain liability by reason of certain acts or omissions in connection with their duties for Citizens and which insures Citizens against certain amounts for which it is legally obligated to pay or for which it has agreed or is required to indemnify the directors or officers. During each policy year, the aggregate limit of liability under the policy is $20,000,000, and the insurer is generally obligated to pay for any loss experienced by a director or officer and for any loss in excess of $250,000 experienced by Citizens. The insurance policy is in effect until October 1, 2001.

Item 7.  Exemption from Registration Claimed.

         Not Applicable.


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Item 8.  Exhibits.

         A list of the exhibits included as part of this Post-Effective Amendment No. 1 is set forth in the Exhibit Index which immediately precedes such exhibits and is hereby incorporated by reference herein.

Item 9.  Undertakings.

         (a)      The undersigned Registrant hereby undertakes:

                  (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement:

                           (i)      To include any prospectus required by
                                    Section 10(a)(3)of the Securities Act of
                                    1933.

                           (ii) To reflect in the prospectus any facts or events arising after the effective date of this Registration Statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in this Registration Statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than 20 percent change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective registration statement; and

                           (iii) To include any material information with respect to the plan of distribution not previously disclosed in this Registration Statement or any material change to such information in the Registration Statement;

provided, however, that paragraphs (i) and (ii) do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed with or furnished to the Commission by the Registrant pursuant to Section 13 or Section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in this Registration Statement.


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                  (2)      That, for the purpose of determining any liability
                           under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

                  (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

         (b) The undersigned Registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the Registrant's Annual Report on Form 10-K pursuant to Section 13(a) or Section 15(d) of the Securities Exchange Act of 1934 that is incorporated by reference in this Registration Statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

         (c) Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the Registrant pursuant to the provisions described in Item 6, or otherwise, the Registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit, or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question of whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.



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                                   SIGNATURES

         Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe it meets all the requirements for filing on Form S-8 and has duly caused this Post-Effective Amendment No. 1 on Form S-8 to be signed on its behalf by the undersigned, thereunto duly authorized in the City of Flint, State of Michigan, on December 22, 1999.

                            CITIZENS BANKING CORPORATION


                            By:  /s/ Robert J. Vitito
                               -------------------------------------------------
                                 Robert J. Vitito
                                 Chairman, President and Chief Executive Officer


         Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the true and lawful attorney-in-fact for the following persons in the capacities indicated on December 22, 1999.


         Signature                                   Title

 /s/ Robert J. Vitito*              Chairman, President, Chief Executive Officer
-------------------------------     and Director (Principal Executive Officer)
Robert J. Vitito


 /s/ John W. Ennest*                Vice Chairman, Chief Financial Officer,
-------------------------------     Treasurer and Director (Principal Financial
John W. Ennest                      Officer)

 /s/ Daniel E. Bekemeier*           Senior Vice President and Controller of
-------------------------------     Citizens Bank (Principal Accounting Officer)
Daniel E. Bekemeier

 /s/ Edward P. Abbott*              Director
-------------------------------
Edward P. Abbott

 /s/ Hugo E. Braun, Jr.*            Director
-------------------------------
Hugo E. Braun, Jr.

 /s/ Jonathan E. Burroughs, II*     Director
-------------------------------
Jonathan E. Burroughs, II

 /s/ Joseph P. Day*                 Director
-------------------------------
Joseph P. Day


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 /s/ Lawrence O. Erickson*          Director
------------------------------
Lawrence O. Erickson

 /s/ Victor E. George*              Director
------------------------------
Victor E. George

 /s/ William J. Hank*               Director
------------------------------
William J. Hank

 /s/ Stephen J. Lazaroff*           Director
------------------------------
Stephen J. Lazaroff

 /s/ William F. Nelson, Jr.*        Director
------------------------------
William F. Nelson, Jr.

 /s/ William C. Shedd*              Director
------------------------------
William C. Shedd

 /s/ James E. Truesdell, Jr.*       Director
------------------------------
James E. Truesdell, Jr.

 /s/ Kendall B. Williams*           Director
------------------------------
Kendall B. Williams

 /s/ Ada C. Washington*             Director
------------------------------
Ada C. Washington

 /s/ Charles R. Weeks*              Director
------------------------------
Charles R. Weeks

 /s/ James L. Wolohan*              Director
------------------------------
James L. Wolohan


*By  /s/ Thomas W. Gallagher
     -------------------------
         Thomas W. Gallagher
         Attorney-in-fact


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                                  EXHIBIT INDEX


EXHIBIT
NUMBER                          DOCUMENT DESCRIPTION
------                          --------------------

2 Agreement and Plan of Merger, dated as of April 18, 1999, as Amended and Restated as of July 30, 1999, by and among Citizens Banking Corporation, Citizens Acquisition, Inc. and F&M Bancorporation, Inc., incorporated by reference to Exhibit A to the Joint Proxy Statement-Prospectus included in the original Registration Statement).

3.1 Restated Articles of Incorporation, as amended (incorporated by reference from Exhibit 3(a) of the Registrant's Annual Report on Form 10-K for the year ended December 31, 1995).

3.2 Amended and Restated Bylaws (incorporated by reference from Exhibit 3(b) of the Registrant's 1997 Third Quarter Report on Form 10-Q).

4.1 Restated Articles of Incorporation, as amended, including Certificates of Designations Establishing and Designating the Series and Fixing and Determining the Relative Rights and Preferences of the Series A Preferred Stock (incorporated by reference from Exhibit 3(a) of the Registrant's Annual Report on Form 10-K for the year ended December 31, 1995).

4.2 Rights Agreement dated as of July 20, 1990 between the Registrant and Citizens Bank, as Rights Agent (incorporated by reference to Exhibit 1 of the Registrant's Registration Statement on Form 8-A, Commission File No. 0-10535).

5 Opinion of Dykema Gossett PLLC as to legality of securities being issued.*

23.1       Consent of Ernst & Young LLP.*

23.2       Consent of Wipfli Ulrich Bertelson LLP.*

23.3       Consent of Arthur Andersen LLP.*

23.6       Consent of Dykema Gossett PLLC (included in Exhibit 5).*

24 Powers of Attorney (included on page II-5 of the original Registration Statement).

-----------------
*Previously filed.


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